                                                                  EXHIBIT 10.3.1


                                      *** TEXT OMITTED AND FILED SEPARATELY
                                          CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(3),
                                          200.80(b)(4) and 230.406



        ORBCOMM CONCEPT DEMONSTRATION SATELLITE BUS, INTEGRATION TEST AND
                 LAUNCH SERVICES PROCUREMENT AGREEMENT B10LG1197

This ORBCOMM Procurement Agreement (this "Agreement") is made and entered into as of the 10th day of March, 2005 (the Effective Date") between ORBCOMM Inc, a Delaware corporation ("ORBCOMM") with its principal place of business located at 21700 Atlantic Boulevard, Dulles, VA 20166 and OHB System, AG, a German corporation ("OHB") with its principal place of business located at Universitaetsallee 27-29, 28359 Bremen, Germany
WITNESSETH

WHEREAS ORBCOMM has received United States Government Contract
#HSCG-23-04-C-ADA-001 (the "United States Government Contract" or the "Contract") from the United States Coast Guard to develop the capability to receive, process, and forward the Automatic Identification System (AIS) Signal via spacecraft and associated ground systems; and

WHEREAS ORBCOMM has received an order under the Contract to deliver a Concept Demonstration Communications Payload and to launch and demonstrate functionality of the same; and

WHEREAS ORBCOMM has contracted with Orbital to provide the ORBCOMM payload and AIS payload; integrate the payload into Concept Demonstration Satellite CDS payload module structure, perform all payload functional tests, support payload module integration with bus module and initial payload operations in orbit, and

WHEREAS ORBCOMM desires to contract with OHB for the overall CDS design, bus module and payload module structure manufacture, payload module and bus module integration, assembled satellite environmental tests, launch services, and on-orbit testing of bus module for ORBCOMM as specified in the Contract Statement of Work. Additionally, as an option defined herein, there is a potential for OHB to provide thereafter up to five (5) additional identical or similar such Satellite Buses for the AIS and related Launch Services(s), if approved, and an option for six (6) ORBCOMM satellites with integrated AIS payloads and/or an option for six (6) ORBCOMM satellites with integrated payloads similar to the current ORBCOMM payload.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

"ORBCOMM Concept Demonstration Satellite Spacecraft Bus Integration and Test and Launch Services Statement of Work"" dated shall mean the bus and launch vehicle statement of work and specifications attached hereto as Exhibit A,

"Options" shall mean the Additional Busses, Integration, Test and Launch Services as set forth in Section 2.1.

"Satellite Bus Module" shall mean the satellite equipment required to host the ORBCOMM Payload as defined in the Bus integration Test and Launch Service Specifications and the Bus Integration Test and Launch Services Statement of Work (SOW) dated as set forth at Exhibit A, Part 1

Concept Demonstration Satellite Bus Integration Test
And Launch Services Procurement Agreement

"Launch Services" shall mean the launch services required to transport the Concept Demonstration Satellite into space as defined in the Bus Integration Test and Launch Service Specifications and the ORBCOMM Concept Demonstration Satellite Spacecraft Bus, Integration and Test and Launch Services Statement of Work.

ARTICLE 2 - SCOPE OF WORK

Consistent with the terms and conditions set forth herein, OHB shall furnish the management, labor, facilities and materials required for the performance by it of the following work (collectively, the "Work"):

Section 2.1 - Base Requirements. (a) OHB shall design and develop the ORBCOMM Concept Demonstration Satellite (CDS) with modular payload and bus concept, manufacture the bus module and payload module structure, perform the bus module and payload module integration, perform the CDS functional tests with the customer's or payload contractor's support, perform environmental tests of CDS, launch, perform on-orbit checkout of CDS bus module, support initial operations of payload module and bus module control via ORBCOMM SCC as well as providing the Spacecraft Bus Simulator in accordance with the Concept Demonstration Satellite Bus, Integration and Test and Launch Services Statement of Work as set forth in Exhibit A.

(b) Options Requirements. ORBCOMM shall have the option (the " Option") to require OHB to construct and deliver to ORBCOMM up to five additional spacecraft busses (the "Optional Busses")

                                     And/Or

ORBCOMM shall have the option (the "Option") to require OHB to provide an additional Launch Vehicle to launch all six spacecraft buses and associated communications payloads (the "Optional Launch Vehicle")

                                       Or

Orbcomm shall have the option (the "Option") to require OHB to construct and deliver to ORBCOMM six (6) ORBCOMM spacecraft without AIS integrated payloads (the "Optional ORBCOMM Spacecraft")

(c) The Options shall be exercisable, at the times and prices defined in Exhibit F.

(d) Nothing in this agreement or option provision shall be construed as requiring ORBCOMM to exercise the option rights granted hereunder.

Section 2.2 - Other Documentation. OHB shall prepare, develop and submit to ORBCOMM the documentation set forth in the Contract Data Requirements Lists (CDRLs) of the Concept Demonstration Satellite Spacecraft Bus Integration and Test and Launch Services Statement of Work as set forth at Exhibit A.

Section 2.3 - Satellite Bus Storage. OHB shall provide ORBCOMM technical services and facilities associated with the storage of the satellite bus(ses) when required by ORBCOMM. If such services and storage are required due to the actions or inactions of OHB, OHB shall be responsible for the costs of the same.

Section 2.4 - Regulatory and Export Matters. OHB shall provide to ORBCOMM the technical data needed by ORBCOMM (a) to obtain and maintain the required United States regulatory authority needed to manufacture and export the satellite Bus and Launch Services technical data and (b) to take reasonable actions in any regulatory proceedings to defend any claims against any regulatory authority granted to ORBCOMM or any of its subsidiaries in connection with the satellite bus(ses) and launch service(s).

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ARTICLE 3 - WORK SCHEDULE AND DELIVERY

Section 3.1 (a) Completion of the milestones is set forth in Exhibit B - Work Schedule and Delivery (the "Milestones"). Completion of Milestones shall be determined as described in Section 5.3.

(b) Satellite Bus. The first Satellite Bus, Integration and Tests with payload shall be completed by the later of December 31, 2005 or 3 months after delivery of integrated payload module from Orbital to OHB.

(c) Launch Services. The Launch Services shall be provided no later than the close of Q1 2006.

(d) Options. Options shall be ready for delivery in accordance with the delivery schedule defined in Exhibit B

ARTICLE 4 - CONSIDERATION

Section 4.1 - Price. The price for all products and services to be provided hereunder exclusive of any options exercised hereunder (the "Price") is as follows:

$2,416,000.00

The Price represents a fixed price. The Price includes all transportation (except integrated payload module from US to Germany) and related costs for shipment of each item listed in Section 2.1(a) to its relevant destination as required by the terms of this Agreement and attachments hereto.

Section 4.2 - Price of Options. The prices for the Options (the "Option Prices") shall be provided by OHB to ORBCOMM no later than ninety (90) days after execution of this Agreement and shall be set forth in Exhibit F.

The price and terms of any such Option Payloads shall be no less favorable to ORBCOMM than those made available by OHB to NASA or ESA for similar products, without any obligation on ORBCOMM to pay NASA or ESA prices.

Section 4.3 - Technical Assistance. For technical assistance tasks, other than those set forth in Section 2.1, the following shall apply:

(a) OHB shall provide to ORBCOMM on a time and materials basis as defined in Exhibit E technical services, as and when required and directed by a Task Order issued by ORBCOMM, relating to the Busses and/or Launch Services and/or Spacecraft Bus. OHB shall be required to submit to ORBCOMM a monthly report in writing for active Task Orders that outlines the total hours expended during the month and the total dollar amount spent, including cumulative amount. OHB shall not make any charge at rates in excess of those set forth at Exhibit E without receiving the prior express written permission of ORBCOMM to charge for the same.

Section 4.4 - Taxes (a) The Price (including any Option Prices) does not include United States federal, state and/or local sales, use and/or excise taxes levied upon or measured by the sale, the sales price, or the use of the items to be delivered or services required to be performed hereunder. The Price (including any Option Prices) does include all German and Russian federal, state and/or local sales, use and/or excise taxes levied upon or measured by the sale, the sales price, or the use of the items to be delivered or services required to be performed hereunder. If any such German or Russian tax is determined to be legally due from ORBCOMM, ORBCOMM shall pay it separately. OHB shall pay, or reimburse ORBCOMM for all out-of-pocket expenses incurred in connection with any such German or Russian taxes.

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Concept Demonstration Satellite Bus Integration Test
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Section 4.5 - Insurance. (a) The Price(s) includes the cost of property insurance and general and product liability insurance for the Spacecraft Bus(ses), Launch Vehicle(s), and Spacecraft Bus Simulator until ORBCOMM takes delivery, of the same. Delivery of the Spacecraft Bus and Launch Services shall be deemed to have occurred at such time as the Bus shall have been integrated on the launch vehicle and successful Launch Vehicle Filling Authorization Review (before ignition of the launcher) has occurred. Delivery of the Spacecraft Bus Simulator shall be deemed to have occurred at such time as the Spacecraft Bus Simulator is delivered to and installed at ORBCOMM's facilities. Delivery of the Satellite Control Center upgrades shall be deemed to have occurred as of such time as the upgrades are installed and are operational at ORBCOMM's facilities. Such insurance shall be in an amount of not less than the standard OHB policies in effect as of the date of this contract,

(b) Launch Insurance. At ORBCOMM's option, OHB shall provide launch insurance covering the Spacecraft Buses and Launch Services. ORBCOMM shall be responsible to pay for such insurance. OHB shall provide ORBCOMM with quotations for such insurance upon request by ORBCOMM therefore. In the event ORBCOMM orders such insurance, such insurance shall be maintained by OHB through launch plus ___ days after launch. ORBCOMM shall be named as an additional insured with regard to such insurance and OHB shall provide to ORBCOMM proof of such insurance upon request. OHB shall direct the carrier(s) to pay directly to ORBCOMM all proceeds which are to be paid from such insurance due to any and all claims made thereunder.

ARTICLE 5 - PAYMENT TERMS AND INVOICING

Section 5.1 - Invoicing.

For all Milestone Payments, OHB shall submit an invoice for each Milestone Payment in accordance with the payment schedule defined in Exhibit E. Each invoice shall identify the Milestone for which payment is being requested and the amount requested. Payments shall be due net 5 days after ORBCOMM receives payment for the same from the Coast Guard. For all invoices for time and material tasks, OHB shall provide a certificate, signed by the Vice President and Controller of OHB or by any other officer designated by the Vice President and Controller of OHB, certifying the accuracy of the costs incurred that are the subject of the respective invoice. The invoices shall include, but not be limited to, a listing of labor costs, including labor hours by bid rate group, material subcontracts and ODC's as to enable ORBCOMM to fully comprehend the total monthly charges being invoiced by OHB. Invoices shall be submitted to the following address:

  ORBCOMM, Inc
  Attn: Controller
  21700 Atlantic Blvd.
  Dulles, VA   20166

Section 5.2 - Milestone Achievement. (a) A Milestones shall be deemed achieved upon the successful demonstration by OHB that the Work that is the subject of the Milestone has been completed in accordance with the requirements of this Agreement, and that all conditions established by this Agreement as prerequisites to payment of the invoice therefore have been fulfilled to ORBCOMM's reasonable satisfaction.

(b) In the event that OHB fails to achieve any Milestone on or before the scheduled completion date shown in Exhibit B, ORBCOMM shall be relieved of its obligation to pay the applicable amounts specified for such Milestone until such time as OHB achieves such Milestone or obtains a waiver in writing from ORBCOMM for such achievement. OHB's failure to timely complete any Milestone shall not relieve ORBCOMM from its obligation to pay for other achieved Milestones.


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Concept Demonstration Satellite Bus Integration Test
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(c) If ORBCOMM concludes that the Milestone event for which any invoices have been submitted has not been successfully completed in accordance with the requirements of this Agreement or that any condition established by this Agreement as prerequisite to payment has not been fulfilled, it shall provide OHB written exceptions within ten (10) business days after receipt of the invoice, specifying in detail the non-conformance. The applicable payments shall be made within five (5) business days after ORBCOMM's receipt of OHB's response, in writing, addressing in detail each of ORBCOMM's exceptions; provided however, if with respect to any such Milestone, ORBCOMM reasonably concludes that OHB's response to ORBCOMM's exceptions to be non-responsive and so notifies OHB as provided in Subsection 5.5 (c) (i) below, ORBCOMM may, at its sole discretion, defer any unpaid amount of the relevant Milestone payment until the resolution of the matter as described in Subsection 5.3(c)(i) below.

(i) In the event ORBCOMM concludes that OHB has been non-responsive to ORBCOMM's exception to a Milestone, ORBCOMM shall notify OHB thereof in writing (the "Exception Notification") within ten (10) business after receipt of OHB's response to ORBCOMM written exception. The Exception Notification shall (A) specify in detail the reason(s) ORBCOMM believes OHB's response to be non-responsive, and (B) advise OHB formally that ORBCOMM intends to withhold payment for such Milestone(s). On receipt of an Exemption Notification from ORBCOMM, OHB shall have thirty (30) days to demonstrate the achievement of the relevant Milestone to the reasonable satisfaction of ORBCOMM. If OHB is unable to make such a demonstration, ORBCOMM may defer payment as provided above. If OHB continues to dispute the ORBCOMM assertions of non-compliance, either party may, at any time after the filing of the OHB additional response as permitted by this Section 5.3 (c)(i), submit the matter to be resolved by arbitration as provided in Section 12.3 hereof.

Section 5.3 - Certification and Auditor Review of Submitted Invoices. In order to assure ORBCOMM that the invoices that are submitted accurately reflect (i) the actual hours expended, and actual cost incurred for travel expenses, material and other direct cost (ODC) for T&M payments, and (ii) the correct Milestone completion effort to be invoiced under the terms of this Agreement, OHB will provide with each invoice a certification executed by the Vice President of OHB's Space Systems Group that the sums invoiced are current, complete and accurate and that they are allowable and allocable to the invoice being presented and to this contract. If the United States Government should require that invoices be certified in addition to the above referenced certification, OHB shall provide such other Government required certifications as are required. ORBCOMM may request an independent outside auditing firm selected by ORBCOMM or request the Government to review the accuracy of submitted invoices under this agreement against OHB's accounting books and records. In the event that an error was made and ORBCOMM was overcharged, the amount of the overcharge shall be determined by the auditors and the overcharged amount, shall be refunded to ORBCOMM within thirty (30) business days from the date of notification by the auditors. To the extent that OHB does not agree with the auditors' determination, such dispute shall be settled in accordance with
Section 12.3.

Section 5.4 - Non-Waiver of Right of Rejection. The making of any payment by ORBCOMM hereunder shall not be construed as a final acceptance of the work performed up to the time of the application of such payment(s), nor shall such payment(s) be considered to relieve OHB of its obligation to complete all tasks as required by and in accordance with the terms of this Agreement. Furthermore, the making of any payment by ORBCOMM hereunder shall not prejudice ORBCOMM's right at any subsequent time to question or contest the propriety of any charge included in any invoice in respect of which such payment was made.

ARTICLE 6 - ACCESS AND ACCEPTANCE

Section 6.1 - Access. Subject to the receipt of any and all required governmental approvals, ORBCOMM authorized representatives shall have the right, on a not-to-interfere basis, at all reasonable times during the performance of this Agreement, to monitor the Work in progress (including without limitation all test activities with access to related computer program information

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Concept Demonstration Satellite Bus Integration Test
And Launch Services Procurement Agreement


to the extent reasonable safeguards can be implemented) at the plant(s) of OHB. OHB shall use all commercially reasonable efforts to incorporate in all of its subcontracts OHB's and ORBCOMM's rights to monitor work in progress as provided herein, provided that any additional direct expenses associated with the exercise or implementation of such rights shall be borne by ORBCOMM.

Section 6.2 - Inspection and Acceptance. (a) For each item to be delivered under this Agreement, OHB will provide ORBCOMM with prior written notice at least 15 days in advance of anticipated final testing. ORBCOMM shall be permitted to witness all such final testing. ORBCOMM authorized representatives shall promptly conduct a final inspection of the Satellite Bus and any Option Busses ordered in accordance with the Verification and Test Plan or, at ORBCOMM's option, witness such inspection by OHB and shall either approve them for acceptance in writing or promptly notify OHB in writing of the particulars in which they are non-conforming with the applicable Specifications.

(b) ORBCOMM will notify OHB within 15 days of the final testing of any particulars in which ORBCOMM believes the item(s) tested does not conform to the requirements of this Agreement, including but not limited to the requirements of the specifications and statement of work. OHB shall promptly remedy any non-conformities or deficiencies in the item(s) so tested and OHB shall re-perform all relevant testing concerning the item(s) in question and provide ORBCOMM with the results thereof. ORBCOMM shall be notified at least (15) days in advance of any retesting of the item(s) and shall be permitted to witness the retesting thereof. ORBCOMM shall be permitted to witness any such retesting and to verify that all nonconformities or deficiencies in the item(s) have been corrected. In the event that any such nonconformity or deficiency has not been corrected, the provisions of this Section shall continue to apply until such time as the nonconformity or deficiency has been corrected.

(c) If no objections have been sent by ORBCOMM within (15) days of the inspection, the relevant bus shall be deemed to have received approval for acceptance by ORBCOMM. Corrections required to render the buses in conformance with the applicable Specifications shall be made by OHB at its cost. The decision how to make the corrections shall be at OHB's sole discretion and an item found to be non-conforming during or after testing performed under this Agreement shall at ORBCOMM's request and without charge to ORBCOMM be retested by OHB after OHB has remedied the non-conformance. ORBCOMM may be assisted in all inspections by its consultants or advisors. This final inspection and acceptance shall take place at OHB's or a designated subcontractor facility prior to delivery to ORBCOMM.

Section 6.3. - Corrections in Delivered Busses or Known Heritage Components. (a) If at any time, either OHB or ORBCOMM becomes aware that any bus delivered under this contract or any known heritage component used or to be used in conjunction with the work to be performed hereunder is defective as a result of the operation of on-orbit Satellites which defect(s) has resulted from a defect in workmanship or materials or adherence to the statement of work or specification then the following shall occur: (i) if the discovery is made by OHB, OHB shall notify promptly ORBCOMM of such defects and to the extent that ORBCOMM determines that such defects would, in the reasonable opinion of ORBCOMM materially adversely affect the operation of the ORBCOMM AIS System, OHB shall take prompt and appropriate corrective measures to eliminate any such defects from all unused busses, or (ii) if a payload issue is discovered by ORBCOMM after the payloads have been delivered to the integration facility, ORBCOMM shall notify promptly OHB of such defects that would, in the reasonable opinion of ORBCOMM, materially and adversely affect the operation of the ORBCOMM AIS System. ORBCOMM shall also identify the corrective actions to repair the payload. OHB shall be obligated within ten days to respond to ORBCOMM as to the impact to implementing the corrective actions. The decision how to make the corrections shall be mutually agreed upon by ORBCOMM and OHB.

(b) If the defects so identified are not the result of any failure to adhere to the applicable specifications and SOW on the part of OHB, ORBCOMM shall pay the costs of such corrections

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identified in Section 6.3(a) and OHB shall charge for the effort expended on such corrections; provided however, that if the material defect is found as a result of on-ground testing of the busses by OHB or OHB's subcontractors, then the corrections shall be deemed to be in the Scope of Work. OHB's obligation to correct such material defects in the bus and/or known heritage equipmentses shall end the sooner of Twelve (12) months after acceptance of the hardware by ORBCOMM or launch. After such date corrections to such bus and/or known heritage equipmentses shall be made at a price mutually agreed to by ORBCOMM and OHB. ORBCOMM shall decide whether to proceed with the corrections of such material defects. If the defects so identified result from the failure of OHB to adhere to the applicable specifications and/or SOW, then OHB shall be responsible to correct the defect in workmanship and/or material at no increase in Contract price.

Section 6.4. Pre-Shipment Review - OHB will convene a Pre-Shipment review as described in the statement of work for the CDS and Spacecraft Bus Simulator to be delivered under this Agreement. OHB will advise ORBCOMM in writing at least 45 days in advance of the anticipated Pre-Shipment review. ORBCOMM and ORBCOMM designated consultants shall be permitted to attend the Pre-Shipment review. At the Pre-Shipment review OHB will provide to ORBCOMM confirmation and certification that the CDS and Spacecraft Bus Simulator being reviewed conform to all requirements of the specifications and statement of work and will further provide to ORBCOMM copies of all Qualification and Acceptance Test reports and results and all required governmental licenses, approvals or other authorizations. OHB may not ship the CDS and the Spacecraft Bus Simulator to be delivered under the terms of this Agreement until such time as ORBCOMM has accepted the item(s) pursuant to the Pre-Shipment review. Pre-Shipment reviews shall be conducted in like manner for all option items ordered under this agreement.

ARTICLE 7 -  TITLE AND RISK OF LOSS

Section 7.1 - Title Passage and Risk of Loss. Title to, beneficial ownership of, and right to possession to and risk of loss of or damage to the Spacecraft Bus and any option busses ordered hereunder shall pass to ORBCOMM upon delivery of the CDS bus and Launch Services in accordance with the provisions of Article 4.5(a) infra Title to, beneficial ownership of and risk of loss or damage to the Spacecraft Bus Simulator shall pass to ORBCOMM upon final acceptance at ORBCOMM's facilities in Dulles, VA.

ARTICLE 8 - CHANGES

Section 8.1 - Changes. At any time and by written order, ORBCOMM may make changes within the general scope of this Agreement in (a) the Specifications or the Statements of Work, (b) the method of packing or shipment, (c) place or time of delivery, or (d) the quantity or type of the items to be delivered or services required to be performed hereunder.

Section 8.2 - Adjustments to Agreement. (a) If any change causes an increase or decrease in the Price, or in the time required for performance of any part of the Work, whether or not directly changed by the order, ORBCOMM and OHB shall negotiate an equitable adjustment to such Price, delivery schedule or other provision of this Agreement. OHB shall perform the Work as changed pending resolution of any negotiation under this Article 8.

(b) OHB must assert in written proposal that addresses its right to an adjustment under this Article 8 within thirty (30) days from receipt of the written order.

(c) If OHB's proposal includes the cost of replacing property made obsolete or excess by the change, ORBCOMM shall have the right to prescribe the manner of the disposition of the obsolete or excess property.

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(d) Failure to agree to any adjustment shall be a dispute and shall be settled in accordance with Section 12.3 provided that nothing in this Section 8.2 shall excuse OHB from proceeding with the Work as changed.

(e) The exercise of any Option contemplated by this Agreement shall not be considered a change to this Agreement.

ARTICLE 9 - REPRESENTATIONS AND WARRANTIES

Section 9.1 - Representations and Warranties. OHB represents and warrants that
(a) it has and it shall deliver to ORBCOMM at the time of title passing pursuant to Article 7, sole and good legal and equitable title to the items to be delivered or to the extent applicable, the services required to be performed pursuant to Article 2, free and clear of any and all security interests, liens, claims, charges and encumbrances of any kind or nature whatsoever, together with full power and lawful authority to sell, deliver and perform the items to be delivered or to the extent applicable, the services required to be performed under Article 2, (b) the items to be delivered or to the extent applicable, the services required to be performed shall be free from defects in material and workmanship and shall operate and conform to the statement of work and specifications as set forth in the in the contract, (c) neither the delivery of the items nor the performance of the services required to be performed by OHB shall in any way constitute an infringement or other violation of any copyright, trademark or patent or other validly registered enforceable intellectual property right of any third party, and (d) the items to be delivered and the services required to be performed hereunder shall be in compliance with all applicable United States laws, rules and regulations.

Section 9.2 Remedies for Breach of Warranty and Warranty Period. Unless a breach of warranty by OHB shall be cause for termination for default of this Agreement in which event the provisions of Section 10.2(a)(vi) shall apply, ORBCOMM's remedy for any item failure, defects, failure to conform with applicable Specifications or any other requirements until twelve months following launch shall be limited to (i) non-payment to OHB of the Price for the item(s) so affected, including where appropriate return of funds provided to OHB pursuant to Milestone payments and (ii) termination remedies under Article 10.

Section 9.3 - Limitation of Liability. THE WARRANTY SET FORTH HEREIN IS IN LIEU OF ALL OTHER WARRANTIES EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 9.4 - Patent Indemnification. (a) In the event of a breach of the representation and warranty set forth in Section 9.1(c), OHB agrees to indemnify and hold harmless ORBCOMM and its permitted successors and assigns of its products from and against all loss, damages, claims, demands and suits at law or in equity, for actual or alleged claims, demands and suits at law or in equity, arising out of such breach or alleged breach.

ARTICLE 10 - TERMINATION

Section 10.1 Termination. (a) This order may be terminated at any time by the mutual agreement of the parties, which agreement shall specify their respective remaining rights and duties.

(b) ORBCOMM may, by written notice of termination to OHB terminate this Agreement upon the failure of OHB (a) to achieve any of the Milestones within 8 weeks after the scheduled completion date set forth in Exhibit B, provided that scheduled completion dates shall be extended by any excusable delays as a result of a force majeure event under Section 12.2; (b) to comply in any

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material respect with any of the provisions of this Agreement and to correct such failure, within sixty (60) days from the date of OHB's receipt of written notice thereof from ORBCOMM authorized representative setting forth in detail ORBCOMM basis for termination of the Agreement; or (c) termination of ORBCOMM's prime contract by ORBCOMM's customer, the United States Government.

(c) OHB shall be in default under this agreement if it fails to deliver the goods covered hereunder, or does so beyond a reasonable time, or delivers goods of a quality differing from or inferior to the referenced applicable specifications.

(d) OHB shall be in default under this Agreement in the event that OHB fails to comply with any applicable federal, state or local laws pertaining to the subject matter of this Agreement or the work required to fulfill the requirements of this Agreement.

(e) This order may be unilaterally terminated by ORBCOMM for default by OHB without prejudice to any claim for damages or other relief arising out of such default.

(f) This order or, at the option of the ORBCOMM, individual orders placed hereunder may be terminated in whole or in part by ORBCOMM for its convenience or because of termination of a relevant United States Government prime contract.

Section 10.2  - Remedies Upon Termination.
(a) In the event of termination of this Agreement by ORBCOMM as provided for hereinabove, OHB shall:

(i) At ORBCOMM's request, to the extent it is permitted to do so by law, regulation and any third party obligations pertaining thereto, deliver to ORBCOMM all completed items to be delivered under Article 2, work-in-process, drawings, and other technical data associated with the Work developed as part of the performance of the completed Milestones of this Agreement along with appropriate licenses to the intellectual property embodied in all such items, drawings and other technical data sufficient to enable ORBCOMM to use, make and have made such items, as would have been required as a deliverable had the work continued to completion, provided that such data and licenses shall be used exclusively for purposes related to the ORBCOMM System and shall be subject to appropriate confidentiality obligations.

(ii) At ORBCOMM's request and to the fullest extent permitted by law, and subject to applicable laws, regulations and terms of this Agreement, transfer the applicable approvals, permits, and licenses pertaining to the goods delivered under this Agreement.

(iii) Take all commercially reasonable steps to protect and preserve the property referred to in (i) above in the possession of OHB until delivery to ORBCOMM.

(iv) In the event this agreement is terminated as a result of a termination for convenience of the United States Government prime contract in support of which this agreement has been entered, provide to ORBCOMM as soon as possible but in any event not later than ninety (90) days after receipt of notice of such termination for convenience, a certified statement of all damages for which it will require ORBCOMM to seek reimbursement from the Government. In such event, OHB shall retain all Milestone payments received to date and be reimbursed for all costs (including a reasonable fee thereon) that are in excess of Milestone payments received and for which ORBCOMM is able to obtain payment from the United States Government. OHB shall cooperate fully with the United States Government and ORBCOMM regarding the presentation of a termination for convenience request for payment, including but not limited to providing all required certifications and permitting all required United States Government audits in conjunction therewith. ORBCOMM shall present the OHB termination for convenience costs to the Government and shall use its best efforts to permit OHB to be able to participate directly with the Government in the negotiation of those termination for convenience costs which pertain to OHB.


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In such event, ORBCOMM shall not be responsible to pay to OHB any damages other than those which it is able to collect from the United States Government as a result of the termination for convenience request for payment.

(v) In the event this Agreement is terminated solely for the convenience of ORBCOMM (and not due to the termination of the relevant United States prime contract), OHB shall be entitled to retain all Milestone payments received to date and shall further be entitled to be reimbursed for all costs (including a reasonable fee) in excess of such Milestone payments that have been incurred by OHB in support of this Agreement. OHB shall have the obligation to mitigate all such costs to the extent such mitigation is possible.

(vi) In the event that this Agreement is terminated for Default, ORBCOMM shall be obliged to mitigate the damages sustained as a result of such default by OHB to the extent permitted by the Contract. If ORBCOMM elects to complete the undelivered items specified in the Agreement, OHB will be responsible for the re-procurement cost of the remaining undelivered items. If ORBCOMM elects not to complete the undelivered items specified in the Agreement, ORBCOMM and OHB shall agree on the disposition and amount of payment for undelivered manufacturing materials decided by the parties to be delivered to ORBCOMM. If ORBCOMM is required to seek an alternate source for the terminated items in order to comply with the requirements of the Contract, OHB will be responsible to reimburse ORBCOMM for all costs associated with the acquisition from such alternate source. Failure to agree will be a dispute under Article 12.3. OHB shall hold ORBCOMM harmless and indemnify ORBCOMM from any and all claims demands, assessments and all liabilities and costs related thereto for which ORBCOMM becomes liable, including but not limited to any assessment of damages and/or reprocurement costs by the United States Government.

(b) Any disagreement under this provision, including disagreements with respect to ORBCOMM's right to seek a termination and the appropriate remedies for termination, shall be resolved in accordance with Article 12.3 of this Agreement.

ARTICLE 11 - OWNERSHIP OF INTELLECTUAL PROPERTY

Section 11.1 (a) Except as required by the terms of the Prime Contract, all foreground IP related to the Work is the exclusive property of ORBCOMM. All rights, title and interest in and to all background IP relating to the Work shall remain exclusively in OHB and/or its subcontractors, notwithstanding OHB's disclosure of any information or delivery of any data items to ORBCOMM or ORBCOMM's payment to OHB for engineering or non-recurring charges. ORBCOMM shall not use or disclose such information or property to any third party other than as required by the terms of the Prime Contract without the prior written consent of OHB. Title to all tools, test equipment and facilities not furnished by ORBCOMM or specifically paid for by ORBCOMM and delivered to ORBCOMM under this Agreement shall remain in OHB and/or its subcontractors. Foreground information is defined as that data, regardless of format, that is first conceived, developed or produced by OHB in the performance of this Agreement. Background information is defined as data, regardless of format, and inclusive of all technical information trade secrets, and proprietary information that was conceived, developed or produced by OHB prior to performing under this Agreement or outside of the efforts required by this Agreement.

Section 11.2 To the extent that computer software, source codes, programming information and other related documentation relating to the Work, (the "Background Information") are not deliverable data under this Agreement (or to the extent that they are deliverable data, that no ownership or license rights are being transferred to ORBCOMM), OHB, to the extent that it has the right to do so, shall provide to ORBCOMM on an as needed basis, the right to access and

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copy such Background Information to support its analysis of the ORBCOMM System, to develop alternative solutions for technical problems affecting the operation and management of the ORBCOMM AIS System and to design modifications to the Background Information but in any event, not for any re-procurement. To the extent that ORBCOMM designs modifications to the Background Information it shall not have the right to implement such modifications without the prior written consent of OHB, which consent shall not be unreasonably withheld.

Section 11.3 To the extent permitted by applicable law, each party grants to the other party a worldwide fully paid non-exclusive license for use of the other party's intellectual property as defined in Sections 11.1 and 11.2 and which is necessary to be transferred by one party to the other for purposes of performing the Work under this Agreement.

ARTICLE 12  - MISCELLANEOUS

Section 12.1 - Notices. (a) Except as otherwise specified herein, all notices, requests and other communications required to be delivered to any party hereunder shall be in writing (including any facsimile transmission or similar writing), and shall be sent either by certified mail, return receipt requested, by telecopy or delivered by overnight courier which provides tracking of documents transported or delivered in person addressed as follows:

(i) If to OHB, to it at:

Universitaetsallee 27-29
28359 Bremen, Germany

Telephone:  +49-421-2020-8
Attention: Dr. Indulis Kalnins (or Marco Fuchs)

(ii) If to ORBCOMM Inc, to it at:

   21700 Atlantic Boulevard
   Dulles, VA 20166
   Telephone:   (703)-433-6400
   Attention: President & CEO

Or to such other persons or addresses as any party may designate by written notice to the others. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted and the appropriate answer back is received, (ii) if given by reputable overnight courier, one (b) business day after being delivered to such courier, (iii) if given by certified mail (return receipt requested), three 3 business days after being deposited in the mail with first class postage prepaid, or (iv) if given by any other means, when received at the address specified in this Section 12.1.

Section 12.2 Force Majeure. Neither party shall be responsible for failure or delay in performance or delivery if such failure or delay is the result of an act of God, terrorism, piracy, riot, or other hostilities, act of the public enemy, embargo, governmental act, orders or regulations, fire, accident, war, riot, strikes, inclement weather or other cause of a similar nature that is beyond the control of the parties. The party experiencing a force majeure event shall give prompt notice (unless precluded by the force majeure event itself within 5 business days of the onset of the event) to the other party of the occurrence of the event together with details thereof and an estimate of the period of time during which it is anticipated to continue. A force majeure event shall suspend the obligations of the party affected by the event until the force majeure event ceases. In the event of such occurrence, this Agreement shall be amended by mutual agreement to reflect an extension in the period of performance and/or time of delivery necessitated by such circumstances. Failure to agree on an equitable extension shall be

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considered a dispute and resolved in accordance with Section 12.3 hereof. A force majeure circumstance shall not excuse performance unless the United States Government excuses the performance of ORBCOMM under the Contract due to such circumstance. In the event a force majeure event causes OHB to be delayed or to be likely to be delayed for a period in excess of __ days, ORBCOMM at its sole option shall be entitled to terminate this agreement. In such event, OHB shall be entitled to be compensated in accordance with the provisions of Article 10.2(a)(i),(ii), (iii) and (v) infra.

Section 12.3 - Resolution of Disputes. (a) Any controversy or claim that may arise under, out of, in connection with or relating to this Agreement or any breach hereof, shall be submitted to a representative management panel of ORBCOMM and OHB. Each of ORBCOMM and OHB may appoint up to two (2) individuals to each panel. Such appointments shall be made within ten (10) days of the receipt by the appointing party of notice of the existence of such controversy or claim. The unanimous decision and agreement of such panel, shall resolve the controversy or claim. If the panel is unable to resolve such matter within thirty (30) days of the submission of such controversy or claim to such individuals by way of unanimous decision, either party may remove the controversy or claim for arbitration in accordance with Section 12.3(b).

(b) Any controversy or claim that is not resolved under Section 12.3(a) shall be settled by final and binding arbitration in Washington, D.C., in accordance with the then existing United States domestic rules of the American Arbitration Association (the "AAA") to the extent not modified by this Section 12.3. In the event that claims or controversies arise under this Agreement and/or any of the Definitive Agreements, such claims or controversies may be consolidated in a single arbitral proceeding. Unless otherwise agreed by the parties, the arbitral tribunal shall be composed of three (3) arbitrators who are expert in satellite communications systems and/or launch vehicles as may be appropriate depending on the nature of the dispute. Each of ORBCOMM and OHB shall appoint one (1) arbitrator. If any party fails to appoint an arbitrator within thirty (30) days from the date on which another party's request for arbitration has been communicated to the first party such appointment shall be made by the AAA. The two (2) arbitrators so appointed shall agree upon the third arbitrator who shall act as chairman of the arbitral tribunal. If the two (2) appointed arbitrators shall not agree upon the appointment of the third arbitrator, such chairman shall be selected by the AAA. In all cases, the arbitrators shall be fluent in English. Judgement upon any award rendered by the arbitrators may be entered into any court having jurisdiction or application may be made for judicial acceptance of the award and an order of enforcement, as the case may be. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom enforcement is sought shall pay all reasonable costs and attorneys' fees incurred by the party seeking to enforce the award.

Section 12.4 - Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, USA without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

Section 12.5 - Binding Effect: Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any interest or obligations hereunder shall be assigned or transferred (by operation of law or otherwise) to any person without the prior written consent of the other party, provided that any party may assign this Agreement and its interest and obligations hereunder to any wholly owned subsidiary of such party.

Section 12.6 - Order of Precedence. Inconsistencies between or among Articles of Agreements and/or any attachment shall be resolved in the following order of precedence:

(a) Article 1 through Article 12 of this Agreement
(b) the Statements of Work: and
(c) the Specifications.

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Section 12.7 - Key personnel. OHB agrees that those individuals identified in
Exhibit C are necessary for the successful completion of the work to be performed under this Agreement. Such key personnel shall be removed only after proper advanced (two weeks minimum) consultation with ORBCOMM. Advanced consultation shall include identification/qualifications of the replacement and a transition plan. OHB shall take considerable effort to replace Key Personnel with personnel of substantially equal qualifications and ability. In the event of a dispute, ORBCOMM shall communicate the concern to OHB's senior management to negotiate a mutually agreed upon alternative. Notwithstanding its role in reviewing Key personnel adjustments, ORBCOMM shall have no supervisory control over Key Personnel work, and nothing in this Section 12.7 shall relieve OHB of any of its obligations under this Agreement, or of its responsibility for any acts or omissions of its personnel. To the extent that the Key Personnel voluntarily resign, ORBCOMM shall be consulted in the selection of the replacement personnel but shall not have the right to approve such replacement personnel.

Section 12.8 - Counterparts. This Agreement may be executed in any number of counterparts of the signature pages, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

Section 12.9 - Headings. This section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 12.10 - Amendment Waiver. Except as provided otherwise herein, this Agreement may not be amended nor may any rights hereunder by waived except by an instrument in writing signed by the parties hereto.

Section 12.11 - Entire Agreement. This Agreement and all exhibits (which are hereby made part of this Agreement) contain the entire understanding between the parties and supersede all prior written and oral understandings relating to the subject hereof. No representations, agreement, modifications or understandings not contained herein shall be valid or effective unless agreed to in writing and signed by both parties.

Section 12.12 - Modification and Termination. This order may not be modified or terminated orally. No claimed modification, termination or waiver of any of its provisions shall be valid UNLESS in writing signed by ORBCOMM.

Section 12.13 - Government Contract Conditions. Since this order is being placed in support of the United States Government Contract referenced above, this order is subject to the following additional provisions:

(a) The terms and conditions of the United States Government Contract;

(b) Inspection at Source: ORBCOMM reserves the right to request Government Inspection at source. In the event this right is exercised, OHB shall make all necessary arrangements with the appropriate Government Agency for such inspection and shall promptly furnish ORBCOMM with the resultant inspection certificate(s); and

(c) Government Regulations: The provisions of the Federal Acquisition Regulations and Defense Department Supplement thereto are incorporated herein by reference as attached hereto at Exhibit "D." Where necessary to make the context of these provisions applicable to this order, the term "Government" and equivalent phrases shall include ORBCOMM, the term "Contractor" shall include OHB, and the term "Contract" shall refer to this order. Where any reference above contains alternative clauses, that alternative shall apply which is required by or most consistent with ORBCOMM's Contract pursuant to which this order is issued. The clauses set forth above shall be interpreted as referring to the FAR or DFAR clause with the same or similar name in effect (including revision by Defense Acquisition Circular) as of the date set forth on ORBCOMM's Contract regardless of title or FAR/DFAR numbering. In the event that this order is placed for a "commercial" product(s) as defined in FAR 52.202-1, only the provisions of the Federal


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Acquisition Regulations and Defense Department Supplement thereto set forth at
Attachment "A" hereto which are applicable to commercial item acquisitions shall be applicable hereto. See in general FAR 52.244-6 and DFAR 252.225.7012.

Section 12.14 - False Statements. OHB acknowledges that whoever knowingly and willfully makes any false, fictitious or fraudulent representations to the United States Government either directly or indirectly may be liable to criminal prosecution under 18 U.S.C. 1001.

Section 12.15 Certification Regarding Debarment, Suspension, Proposed Debarment and Other Responsibility Matters.
In the event this order is placed in support of a United States Government prime or subcontract, OHB herewith certifies to the best of its knowledge and belief, that it and/or any of its principals
(i.) Are ( ) are not ( ) presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by a federal agency;
(ii.) Have ( ) have not ( ), within a three year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (federal, state or local) contract or subcontract; violation of federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destructions of records, making false statements, or receiving stolen property; and
(iii.) Are ( ) are not ( ) presently indicted for, or otherwise criminally or civilly charged by a government entity with, commission of any of the offenses enumerated above.

The OHB has ( ) has not ( ), within a three year period preceding this offer, had one or more contracts terminated for default by any federal agency.

"Principals," for the purposes of this certification, means officers, directors, owners, partners and persons having primary management or supervisory responsibilities within a business entity (e.g. general manager, plant manager, head of a subsidiary, division or business segment, and similar positions).

Section 12.16 Severability. If any term, condition, clause or provision of this order shall be determined or declared to be void or invalid in law or otherwise, then only that term, condition, clause or provision shall be stricken from this order and in all other respects this order shall be valid and continue in full force, effect and operation.

Section 12.17 Waiver. Any failure of ORBCOMM or OHB at any time to insist on performance of any provision of this order shall not be construed as a waiver of that provision in any later instance, nor shall it be construed as a waiver of any other provision of this order.

Section 12.18 Limitation of Liability. In no event shall either party hold the other liable for incidental, consequential or punitive damages.

Section 12.19 - Publicity. OHB, its subcontractors, vendors, representatives, employees, officers, directors, shareholders, designees, agents and/or consultants shall not issue news releases, articles, brochures, advertisements, prepared speeches or any other information releases related to the work performed or products delivered or to be delivered under this Agreement, including the confirmation or denial thereof, without the prior written consent of ORBCOMM. Any information releases issued by OHB shall be reviewed in advance of release by ORBCOMM, and ORBCOMM shall have the right to reject any proposed release or any portion of any proposed release in which event OHB shall not issue such rejected release or rejected portion thereof.

ARTICLE 13 - LIST OF EXHIBITS AND SCHEDULES

Exhibit A STATEMENT OF WORK AND SPECIFICATIONS

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      Part 1A Concept Demonstration Satellite Spacecraft Bus, Integration and
              Test and Launch Services Statement of Work

      Part 1B Demonstration Spacecraft Bus Integration Test and Launch Services Specifications

Exhibit B      Work Schedule and Delivery
Exhibit C      Key Personnel
Exhibit D      United States Government Contract Flow Down Provisions

Exhibit E      Milestone Payments and T&M Billing Rates

Exhibit F      Option Prices
Exhibit G      Schedules

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

      OHB SYSTEM, AG


      By: /s/ Marco Fuchs
          ------------------------------
          Name: Marco Fuchs
          Title: Vorstand


      ORBCOMM LLC


      By: /s/ Jerry Eisenberg
          ------------------------------
          Name:   Jerry Eisenberg
          Title: Chief Executive Officer


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                                    EXHIBIT A
                       STATEMENT OF WORK AND SPECIFICATION


The following documentation shall be provided separately.


Part 1A

Concept Demonstration Satellite Spacecraft Bus, Integration and Test and Launch Services Statement of Work
     Drawing Number: B15071194


Part 1B

Demonstration Spacecraft Bus Integration Test and Launch Services Specifications
     Drawing Number: B15051193

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                                    EXHIBIT B
                           WORK SCHEDULE AND DELIVERY


Basic Contract:

            Deliver one (1) each Concept Demonstration Bus as defined in ARTICLE 1 and Exhibit A shall be completed by December 31, 2005.

            Launch Services shall be provided no later than the close of Q1 2006

            Delivery of all services, reviews and equipment will be in accordance with Appendix A, Deliverable Services, Reviews and Equipment.

            Delivery of all documentation will be in accordance with Appendix A, Documentation Requirements List.

Options:

            Delivery of the optional prices will be completed within 90 days of contract execution and shall include the following:

  ITEM                                                   DESCRIPTION OF INFORMATION TO BY PROVIDED TO ORBCOMM
  ----                                                   ----------------------------------------------------
  Up to six additional Concept Demonstration Buses       Price per spacecraft bus
  (including all activities through on-orbit testing)    Delivery schedule

  Prime contractor role                                  Provide the additional costs (if any) to become the
                                                         prime contractor with overall
                                                         mission responsibilities.

  Launch services                                        Price for launch services
                                                         Delivery schedule

  Technical proposal                                     Technical proposal defining the overall system
                                                         configuration, critical system budgets (power, mass,
                                                         thermal), and integration and test philosophy.

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                                    EXHIBIT C
                                  KEY PERSONNEL



The following individuals will be assigned to the Concept Demonstration Satellite Bus Agreement effort in accordance with the provisions of ARTICLE 12.7

   Program Manager                        Prof. Dr.Indulis Kalnins

   Lead Systems Engineer                  Dipl. Ing. Frank Ellmers

   Lead Electrical/RF Engineer            Dipl. Ing. Frank Huebner

   Structural Engineer                    H. Segelke

   Payload Interface Engineer             T. Miesner


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                                   EXHIBIT D.
                              FAR FLOW DOWN CLAUSES

ITEM  CLAUSE #    FAR TITLE                                           DATE      APPLICATION
----  --------    ---------                                           ----      -----------
1.    52.203-3    Gratuities                                          APR 84    Over SAT
2.    52.203-6    Restriction on Subcontractor Sales                  JUL 95    Over SAT to the Government
3.    52.203-7    Anti-Kickback Procedures                            JUL 95    Over SAT *
4.    52.203.10   Price or Fee Adjustment for Illegal or              JAN 97    All Improper Activity
5.    52.203-11   Certification and Disclosure Regarding Payments     APR 91    Over $100,000.0 to Influence Certain Federal
                                                                                Transactions
6.    52.203-12   Limitation on Payments to Influence Certain         JUN 03    All Federal Transactions
7.    52.204-2    Security Requirements                               AUG 96    All
8.    52.209-6    Protecting the Government's Interest                JUL 95    Over $25,000.00, Subcontracting w/ Contractors
                                                                                Debarred, Suspended, or Proposed for Debarment
9.    52.214-26   Audit and Records- Sealed Bidding                   OCT 97    Over $500,000.00
10.   52.214-28   Subcontractor Cost or Pricing Data                  OCT 97    Over $500,000.00 Modifications - Sealed Bidding
11    52.215-2    Audit and Records - Negotiation                     JUN 99    Over SAT *
12.   52.215-10   Price Reductions for Defective Cost or Pricing      OCT 97    over $500,000.00and Data FAR 15.403-4 exceptions n/a
13.   52.215-11   Price Reductions for Defective Cost or Pricing      OCT 97    Over $500,000.00 Data - Modifications and
                                                                                FAR 15.403-4 Exceptions N/A
14.   52.215-12   Subcontractor Cost or Pricing Data                  OCT 97    Over $500,000.00
15.   52.215-13   Subcontractor Cost or Pricing Data - Modifications  OCT 97    Over $500,000.00
16.   52.215-14   Integrity of Unit Prices                            OCT 97    Over $500,000.00 and FAR 15.403-4 Exceptions N/A
17.   52.215-15   Pension Adjustments and Asset Reversions            JAN 04    If Cost&Pricing Data Required Per FAR 15.408(g)
18.   52.215-18   Reversions or Adjustments of Plans for Post         OCT 97    If Cost & Pricing Data Retirement Benefits (PRB)
                                                                                Other than Pensions Required
19.   52.215-19   Notification of Ownership Change                    OCT 97    If  FAR 15.408(k) applicable
20.   52.215-21   Requirements for Cost or Pricing Data or            OCT 97    If Cost & Pricing Data Req'd Information Other than
                                                                                Cost or Pricing Data -Modifications
21.   52.219-8    Utilization of Small Business Concerns              OCT 00    If further subcontract opportunities exist.
22.   52.219-9    Small, Small Disadvantaged and Women-Owned          JAN 02    Over $500,000.00 Small Business Subcontracting Plan

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
23.   52.222-4    Contract Work Hours & Safety Standards Act -        SEPT 00   Over $100,000.00 Overtime Compensation
24.   52.222-21   Prohibition of Segregated Facilities                FEB 99    Over$100,000.00
25.   52.222-26   Equal Opportunity                                   APR 02    Over $10,000.00
26.   52.222-35   Equal Opportunity for Special Disabled Veterans,    DEC 01    Over $25,000.00 Veterans of the Vietnam Era, and
                                                                                Veterans and Other Eligible Veterans
27.   52.222-36   Affirmative Action for Workers with disabilities    JUN 98    Over $10,000.00
28.   52.222-37   Employment Reports on Special Disabled Veterans     DEC 01    $25,000.00 or more and Veterans of the Vietnam Era
29..  52.223-3    Hazardous Material Identification                   JAN 97    All requiring delivery of & Material Safety Data
                                                                                hazardous materials
30.   52.224-2    Privacy Act                                         APR 84    All
31.   52.225-8    Duty-Free Entry                                     FEB 00    If SK includes covered supplies
32.   52.225-13   Restrictions on Certain Foreign Purchases           JAN 04    All
33.   52.227-1    Authorization and Consent                           JUL 95    Above SAT * (Unless outside USA)
34.   52.227-2    Notice and Assistance Regarding                     AUG 96    Above SAT * Patent & Copyright Infringement (Unless
                                                                                outside USA)
35.   52.227-3    Patent Indemnity                                    APR 84    All
36..  52.227-6    Royalty Information                                 APR 84    If Cost & Pricing Data or Royalty Information
                                                                                Required
37.   52.227-9    Refund of Royalties                                 APR 84    If C.O. determines substantial amounts of royalties
                                                                                may have to be paid
38.   52.227-10   Filing of Patent Applications -                     APR 84    Certain experimental, Classified Subject Matter
                                                                                developmental, or research
39.   52.227-11   Patent Rights - Retention by the Contractor         JUN 97    Certain experimental (Short Form) developmental, or
                                                                                research  Over SAT* w/exceptions
40.   52.227-12   Patent Rights - Retention by the Contractor         JAN 97    Certain experimental, (Long Form) developmental,
                                                                                or research
41.   52.227-13   Patent Rights - Acquisition by the Government       JAN 97    Certain experimental, developmental, or research
42.   52.227-17   Rights in Data - Special Works                      JUN 87    If in Prime Contract
43.   52.228-5    Insurance - Work on a Government Installation       JAN 97    Over SAT*, w/exceptions
44.   52.230-2    Cost Accounting Standards                           APR 98    Negotiated contracts with enumerated exceptions
45.   52.230-3    Disclosure and Consistency of                       APR98     Over $500,00.00, under  Cost Accounting Practices
                                                                                $25 million, eligible for  CAS coverage (unless UK)


--------------------------------------------------------------------------------
B10LG1197 - Revision New                                                 Page 20

                         ORBCOMM PROPRIETARY INFORMATION

Concept Demonstration Satellite Bus Integration Test
And Launch Services Procurement Agreement

46.   52.230-6    Administration of  Cost Accounting Standards        NOV 99    Negotiated contracts with enumerated exceptions
47.   52.244-6    Subcontracts for Commercial Items                   APR 03    All SK's where clause is in  prime contract
48.   52.245-17   Special Tooling                                     JUN 03    Fixed-price, tooling provided by / rights acquired
                                                                                by Gov't
49.   52.245-18   Special Test Equipment                              FEB 93    Negotiated; Contractor to  acquire/fabricate special
                                                                                test equipment yet unknown
50.   52.246-23   Limitation of Liability                             FEB 97    All non-high-value (normally under $100,000.00) end
                                                                                items via contracts over  SAT *
51.   52.247-63   Preference for US-Flag Air Carriers                 JUN 03    All/w possible intl air transport
52.   52.247-64   Preference for Privately Owned                      APR 03    All that may involve ocean U.S.-Flag Commercial
                                                                                Vessels transport under Cargo Preference Act;
                                                                                transport otherwise required by such vessels w/ ltd
                                                                                commercial item exception
53.   52.248-1    Value Engineering                                   FEB 00    If in prime contract and $100,000.00+;less if
                                                                                potential for significant savings.
54.   52.212-4    Contract Terms and Conditions - Commercial Items    OCT 2003
55.   52.244-6    Subcontracts for Commercial Items                   APR 2003

* "Over SAT" indicates that the referenced clause applies to all contract over the Simplified Acquisition Threshold.

FAR 2.101; see FAR 3.503-2

--------------------------------------------------------------------------------
B10LG1197 - Revision New                                                 Page 21

                         ORBCOMM PROPRIETARY INFORMATION

Concept Demonstration Satellite Bus Integration Test
And Launch Services Procurement Agreement


                                    Exhibit E

                    Milestone Payments and T&M Billing Rates

                                      [***]


Total Price                                                           $2,416,000

                                      [***]


--------------------------------------------------------------------------------
B10LG1197 - Revision New                                                 Page 22

                         ORBCOMM PROPRIETARY INFORMATION

CDS Spacecraft Bus, Integration and Test and
Launch Services Statement of Work                                     Exhibit 1A
--------------------------------------------------------------------------------

                         CONCEPT DEMONSTRATION SATELLITE
                      SPACECRAFT BUS, INTEGRATION AND TEST
                               AND LAUNCH SERVICES

                                    STATEMENT
                                       OF
                                      WORK

                                   ORBCOMM LLC
                            21700 Atlantic Boulevard
                         Dulles, Virginia 20166, U.S.A.


                                          Signature       Date:
                                          ---------       -----
Prepared   -
By:        Staff
Approved   D. SCHOEN
By:        VP TECHNOLOGY DEVELOPMENT
Approved   J. STOLTE
By:        EVP TECHNOLOGY AND OPERATIONS

                          Issue Date: February 24, 2005

--------------------------------------------------------------------------------
Revision New                                                                   1

                         ORBCOMM PROPRIETARY INFORMATION

CDS Spacecraft Bus, Integration and Test and
Launch Services Statement of Work
--------------------------------------------------------------------------------

                                      [***]
                               [48 pages omitted]
--------------------------------------------------------------------------------
Revision New                                                                   2

                         ORBCOMM PROPRIETARY INFORMATION

                                                                      Exhibit 1B

                         CONCEPT DEMONSTRATION SATELLITE
            SPACECRAFT BUS, INTEGRATION AND TEST AND LAUNCH SERVICES
                                  SPECIFICATION


                                   ORBCOMM LLC

                            21700 Atlantic Boulevard
                         Dulles, Virginia 20166, U.S.A.


                                                           Signature       Date
                                                           ---------       ----
Prepared By:      Space System Engineering

Approved By:      John Stolte
                  EVP, Technology & Operations

Approved By:      Tim Maclay
                  VP, System Engineering

Approved By:      Dean Brickerd
                  VP,  Sales and Product Engineering

Approved By:      Mike Lord
                  VP, Gateway Engineering

Approved By:      Chuck Rose
                  Senior Manager, Network Operations

                          Issue Date: February 24, 2005

                                                                  (ORBCOMM LOGO)


                         CONCEPT DEMONSTRATION SATELLITE
            SPACECRAFT BUS, INTEGRATION AND TEST AND LAUNCH SERVICES
                                  SPECIFICATION


                                   ORBCOMM LLC

                            21700 Atlantic Boulevard
                         Dulles, Virginia 20166, U.S.A.


                          Issue Date: February 24, 2005


B15051193

CDS Bus Specification                                        Chapter 9 Logistics
--------------------------------------------------------------------------------


                                      [***]
                               [27 pages omitted]
B15051193